Exhibit 99
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Sunterra Corporation
                                                                 NEWS RELEASE

                                                         Contact:  Judy Rains
                                                             ( 407 ) 532-1000


 SUNTERRA CORPORATION RECEIVES COURT APPROVAL FOR NEW DEBTOR-IN-POSSESSION
  FINANCING AGREEMENT

         ORLANDO, FLORIDA (April 5, 2001) Sunterra Corporation ("Sunterra") today announced that it has received approval from the United States Bankruptcy Court for the District of Maryland to enter into a new debtor-in-possession financing agreement with Greenwich Capital Markets, Inc., an affiliate of the Royal Bank of Scotland.
         "We are pleased to have Greenwich Capital as our lender as we work towards completing our reorganization process," said Greg Rayburn, CEO of Sunterra. "This instrument is a critical part of our commitment to maintain the high quality of our resorts worldwide and to deliver exceptional vacation experiences for our owners."
         The new financing agreement will replace Sunterra's existing debtor-in-possession instrument, will provide a revolving line of credit and would be available potentially to retire certain of Sunterra's pre-petition secured debt obligations. Sunterra expects to enter into the new financing agreement and close the refinancing of the existing instrument as promptly as practicable.
         Sunterra is one of the world's largest vacation ownership companies with owner families and resorts in North America, Europe, the Pacific, the Caribbean and Japan.

         Cautionary Statement Regarding Forward-Looking Statements. Certain statements in this release may constitute forward-looking statements subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Although management believes that any forward-looking statements in this release are based on reasonable assumptions, actual results may differ materially from those expressed in any of the forward-looking statements.

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